Exhibit 99.1

Zynex Reports Third Quarter 2025 Financial Results

ENGLEWOOD, Colo., November 17, 2025 -- Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, and rehabilitation, today reported its financial and operational results for the third quarter ended September 30, 2025.

Management Commentary and Recent Events

“Since joining the Company in August, the new management team has worked tirelessly to address the business and compliance challenges at Zynex while creating a new future for all our company,” said Steven Dyson, Chief Executive Officer of Zynex.  We have been focused on a three-part strategy: renewing our commitment to compliance and integrity, addressing the company’s current liquidity challenges, and improving revenue and cash flow performance.  While the Third Quarter of 2025 was more of a continuation of first-half performance, we have seen progress with our strategy and we remain committed to rebuild and return the company to growth in the future.”.

Zynex has engaged Province, LLC, an internationally recognized financial advisory firm, to assist on evaluating a range of strategic alternatives, including potential capital raising opportunities and recapitalization and restructuring strategies. In addition, Paul Aronzon has joined our Board of Directors and has been appointed as Chair of a Special Committee of the Zynex Board of Directors to oversee the assessment of the above-referenced strategic alternatives.  This Committee will work closely with management, Province and counsel to assess and implement the strategic alternatives, as appropriate.

In order to preserve cash as the Company is evaluating strategic alternatives, Zynex has elected to enter the contractual thirty (30) day grace period and  will not make a $1.5 million interest payment, due November 17, 2025, on the Company’s $60 million of Convertible Notes maturing in May 2026.  The Company is in discussions with Convertible Note holders regarding potential restructuring opportunities with an ad hoc group of holders of the Convertible Notes, represented by Brown Rudnick LLP.

"We are taking decisive steps to ensure Zynex is well-positioned going forward," said Steven Dyson. "The engagement of Province and the formation of the Special Committee reflect our commitment to exploring all avenues to create a new future for Zynex."

The Company has not yet identified a strategic transaction and there can be no assurance any such transaction will result from the Special Committee's evaluation of strategic alternatives, or the timing, terms and conditions of any such transaction.

Third Quarter 2025 Financial Results

Net revenue was $13.4 million for the three months ended September 30, 2025, compared to $50.0 million in the prior year quarter. The declines in net revenue for the three months ended September 30, 2025 compared to the prior year period are primarily related to the Company’s Tricare payment suspension, along with a $2.8 million reduction in revenue related to payments received from Tricare during the suspension period. Through the third quarter of 2025, changes to certain payers’ claim submission and review practices have resulted in denials and payment delays, which has negatively impacted revenue. Additionally, workforce reductions in the first and second quarters of 2025 have negatively impacted device orders and corresponding supplies, new patients onboarding and order completion, contributing to the overall decline in net revenue during the three months ended September 30, 2025.

Gross profit in the quarter ended September 30, 2025, was $8.1 million, or 60% of revenue, as compared to $39.8 million or 80% of revenue, in the third quarter of 2024. Gross profit was lower due to the decrease in revenue, decreased revenue related to the Tricare revenue adjustment which had no corresponding decrease to cost of revenue, and less volume in our production facility to absorb fixed costs.

Sales and marketing expense for the three months ended September 30, 2025, decreased 54% to $9.5 million from $20.7 million for the same period in 2024, primarily due to decreased headcount in the sales force.

General and administrative expenses for the three months ended September 30, 2025, were $11.8 million, versus $15.3 million in the prior year period.

Net loss for the three months ended September 30, 2025, totaled ($42.9) million, or ($1.42) per basic and diluted share. In addition to our decline in revenue net loss was also negatively impacted by a non-cash asset impairment charge of $30.7 million during the quarter ended September 30, 2025, primarily related to goodwill, definite-lived intangible assets and certain fixed assets associated with Zynex Monitoring Solutions, Inc.

For the quarter ended September 30, 2024, net income was $2.3 million, or $0.07 per basic and diluted share.

Adjusted EBITDA loss for the three months ended September 30, 2025, was ($12.3) million, as compared to Adjusted EBITDA of $5.1 million in the quarter ended September 30, 2024.

Cash flow from operations for the three and nine months ended September 30, 2025, was ($6.3) million and ($23.0) million, respectively. As of September 30, 2025, the Company had cash and cash equivalents of $13.3 million.

Earnings Call Details

Date: Tuesday, November 18, 2025

Time: 9:00 AM Eastern Time (7:00 AM Mountain Time)

U.S. & Canada dial-in number: 800-836-8184

International number: 646-357-8785

Webcast: Q3 2025 Webcast Link

Non-GAAP Financial Measures

Zynex reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income/expense, stock compensation, restructuring, and impairment charges). Management believes this non-GAAP financial measure is useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Adjusted EBITDA can be useful for investors or lenders as an indicator of available earnings. Non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the financial information prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to our results of operations and the plans, strategies and objectives for future operations; potential outcomes of the evaluation of the strategic alternatives; and other similar statements.

Words such as "anticipate," "believe," "continue," "could," "designed," "endeavor," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "seek," "should," "target," "preliminary," "will," "would" and similar expressions are intended to identify forward-looking statements. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the results of our review of strategic alternatives, including the impact of any potential capital raise, recapitalization or restructuring; our ability to raise capital or otherwise improve our liquidity position and continue as a going concern; the outcome of the legal proceedings and regulatory investigations in which the Company is involved;  the need to obtain CE marking of new products; the acceptance of the Company’s products by doctors and hospitals, larger competitors with greater financial resources; the need to keep pace with technological changes; our dependence on the reimbursement for our products from health insurance companies; the outcome of the Tricare payment suspension; our dependence on first party manufacturers to produce our products on time and to our specifications' implementation of our sales strategy including a strong direct sales force, market conditions; economic factors, such as interest rate fluctuations; and other risks described in our filings with the Securities and Exchange Commission.

These and other risks are described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, as well as our quarterly reports on Form 10-Q  and amendments and current reports on Form 8-K. Any forward-looking statements contained in this press release represent Zynex's views only as of today and should not be relied upon as representing its views as of any subsequent date. Zynex explicitly disclaims any obligation to update any forward-looking statements, except to the extent required by law.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets, and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis, and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com.

Investor Relations Contact:
Vikram Bajaj, CFO

ir@zynex.com

ZYNEX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

(unaudited)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$13,259	$39,631
Accounts receivable, net	6,695	18,022
Inventory, net	11,991	13,919
Prepaid expenses and other	5,071	3,607
Total current assets	37,016	75,179

Property and equipment, net	1,287	3,084
Operating lease asset	5,788	9,820
Finance lease asset	921	1,141
Deposits	310	408
Intangible assets, net of accumulated amortization	—	7,247
Goodwill	—	20,401
Deferred income taxes	—	4,799
Total assets	$45,322	$122,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	12,523	7,091
Operating lease liability	4,153	4,030
Finance lease liability	283	287
Current portion of convertible senior notes, less issuance costs	59,334	—
Accrued payroll and related taxes	2,553	5,456
Total current liabilities	78,846	16,864

Convertible senior notes, less issuance costs	—	58,567
Operating lease liability	7,208	10,151
Finance lease liability	640	789
Total liabilities	86,694	86,371

Stockholders' equity
Common stock	30	32
Additional paid-in capital	94,290	93,088
Treasury stock, at cost	(92,123)	(87,186)
Retained earnings	(43,569)	29,774
Total stockholders’ equity (deficit)	(41,372)	35,708
Total liabilities and stockholders’ equity	$45,322	$122,079

ZYNEX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
NET REVENUE
Devices	$7,057	$14,858	$29,989	$44,803
Supplies	6,303	35,108	32,239	101,577
Total net revenue	13,360	49,966	62,228	146,380

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue - devices and supplies	5,281	10,177	20,705	29,446
Sales and marketing	9,479	20,713	39,230	67,319
General and administrative	11,822	15,274	38,895	43,062
Impairment charges	30,740	—	30,740	—
Total costs of revenue and operating expenses	57,322	46,164	129,570	139,827

Income (loss) from operations	(43,962)	3,802	(67,342)	6,553

Other income (expense)
Gain on disposal of assets	—	—	—	19
Interest expense, net	(890)	(625)	(2,427)	(1,767)
Other income (expense), net	(890)	(625)	(2,427)	(1,748)

Income (loss) from operations before income taxes	(44,852)	3,177	(69,769)	4,805
Income tax (benefit) expense	(1,938)	795	3,574	1,196
Net income (loss)	$(42,914)	$2,382	$(73,343)	$3,609

Net income (loss) per share:
Basic	$(1.42)	$0.07	$(2.39)	$0.11
Diluted	$(1.42)	$0.07	$(2.39)	$0.11

Weighted average basic shares outstanding	30,314	31,775	30,721	31,960
Weighted average diluted shares outstanding	30,314	32,088	30,721	32,340

ZYNEX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

(unaudited)

	For the Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(73,343)	$3,609
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,697	1,967
Amortization	1,454	1,402
Impairment charges	30,740	—
Stock-based compensation	1,453	2,345
Non-cash lease expense	(873)	(750)
Provision (benefit) for deferred income taxes	4,799	(664)
Change in fair value of contingent consideration	—	—
Gain on disposal of assets	—	(19)
Change in operating assets and liabilities:
Accounts receivable	11,327	5,215
Prepaid and other assets	(1,495)	106
Accounts payable and other accrued expenses	57	1,161
Inventory	1,174	(4,096)
Deposits	(1)	—
Net cash provided by (used in) operating activities	(23,011)	10,276

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(215)	(362)
Net cash used in investing activities	(215)	(362)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance lease obligations	(153)	(203)
Cash dividends paid	—	(9)
Purchase of treasury stock	(4,939)	(15,625)
Excise tax payments on net treasury stock purchases	—	(473)
Net borrowings under accounts receivable financing	2,153	—
Proceeds from the issuance of common stock on stock-based awards	7	13
Taxes withheld and paid on equity awards	(214)	(566)
Net cash used in financing activities	(3,146)	(16,863)

Net decrease in cash	(26,372)	(6,949)
Cash and cash equivalents at beginning of period	39,631	44,579
Cash and cash equivalents at end of period	$13,259	$37,630

ZYNEX, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(AMOUNTS IN THOUSANDS)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA:
Net income	$(42,914)	$2,382	$(73,343)	$3,609
Depreciation and Amortization*	493	478	1,500	1,369
Stock-based compensation expense	317	770	1,453	2,345
Interest expense and other, net	890	625	2,427	1,748
Restructuring charges**	69	—	623	—
Impairment charges	30,740	—	30,740	—
Income tax (benefit) expense	(1,938)	795	3,574	1,196
Adjusted EBITDA	$(12,343)	$5,050	$(33,026)	$10,267
% of Net Revenue	(92)%	10%	(53)%	7%

* Depreciation does not include amounts related to units on lease to third parties which are depreciated and included in cost of goods sold.

** Severance of former corporate employees which were fully expensed in 2025.